Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 18, 2024 (the “Closing Date’), Deflecto Holdco LLC, a wholly-owned subsidiary of Acacia Research Corporation (the “Company” or “Acacia”), acquired Deflecto Acquisition, Inc. (“Deflecto”), pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on the same day with Deflecto Holdings, LLC and Evriholder Finance LLC (collectively, the “Sellers”), Deflecto and the Sellers’ Representative named therein. Pursuant to the Stock Purchase Agreement, Acacia purchased all of the issued and outstanding equity interests of Deflecto, upon the terms and subject to the conditions of the Stock Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Stock Purchase Agreement, the “Transaction”). The Transaction had a purchase price of $103.7 million (the “Purchase Price”), subject to customary post-closing adjustment. The Transaction was funded by a combination of Acacia’s cash and borrowings under the term loan. Headquartered in Indianapolis, Indiana, Deflecto is a leading specialty manufacturer of essential products serving the commercial transportation, HVAC, and office markets. The Transaction closed simultaneously with the execution of the Stock Purchase Agreement on October 18, 2024.

As previously reported in the Company’s Form 8-K/A dated July 3, 2024, on April 17, 2024, Benchmark Energy II, LLC (together with its subsidiaries, “Benchmark”), a majority-owned subsidiary of the Acacia Research Corporation consummated the previously announced transactions contemplated in the Purchase and Sale Agreement, dated February 16, 2024, by and among Benchmark and Revolution Resources II, LLC, Revolution II NPI Holding Company, LLC, Jones Energy, LLC, Nosley Assets, LLC, Nosley Acquisition, LLC, and Nosley Midstream, LLC (collectively, “Revolution”). The impact of the acquisition of the assets and liabilities of Revolution have been reflected in the pro forma condensed Statement of Operations for the periods ended December 31, 2023 and June 30, 2024 as the results are already reflected in the consolidated Balance Sheet as of June 30, 2024. The Revolution acquisition was accounted for as an asset acquisition under Accounting Standards Codification 805, Business Combinations. The acquisition of Deflecto and Revolution are collectively referred to as the “Transactions”.

The following unaudited pro forma condensed combined financial information are derived from the historical consolidated financial statements of Acacia and Deflecto, respectively, and reflects (i) the Transactions, which includes the impacts of (a) acquisition of Deflecto by Acacia, (b) the draw down on the term loan to fund the portion of the Purchase Price, and (c) the impact of the previously acquired assets of Revolution, as discussed above. Amounts presented in the “Transaction Adjustments” column reflect the accounting for acquisition of Deflecto by Acacia. Amounts presented in the “Financing Adjustments” column represent additional transactions to issue new debt.

The acquisition of Deflecto is being accounted for as a business combination under Accounting Standards Codification 805, Business Combinations. The unaudited pro forma condensed combined balance sheet as of June 30, 2024 gives effect to the Transactions as if they had occurred as of June 30, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and six months ended June 30, 2024 give effect to the Transactions as if they had occurred on January 1, 2023.

The unaudited pro forma combined financial information has been prepared using the acquisition of assets method of accounting for assets previously acquired from Revolution and the business combination method of accounting for the acquisition of Deflecto both under U.S. generally accepted accounting principles (US GAAP). The accounting for asset acquisitions is accounted for by using a cost accumulation model, where the cost of the acquisition is allocated to the assets acquired on the basis of relative fair values. The accounting for business combinations is accounted for by using a fair value model, where the assets and liabilities acquired are recorded on the basis of their assumed fair values. The process of valuing the net assets of Deflecto, as well as evaluating accounting policies for conformity, is preliminary in nature and subject to change.

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations have been derived from and should be read in conjunction with the following financial statements:

•	The historical audited consolidated financial statements of Acacia as of and for the year ended December 31, 2023;

•	The historical unaudited consolidated financial statements of Acacia as of and for the six months ended June 30, 2024;

•	The historical audited consolidated financial statements of Deflecto as of and for the year ended December 31, 2023;

•	The historical unaudited consolidated financial statements of Deflecto as of and for the six months ended June 30, 2024; and

•	The historical audited consolidated financial statements of Revolution II WI Holding Company LLC as of and for the year ended December 31, 2023.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.

The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable in order to reflect, on a pro forma basis, the effect of the Transactions on the historical financial information of Acacia. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial information is included for informational purposes only. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of our results of operations or financial condition had the Transactions occurred on the dates assumed. The unaudited pro forma condensed combined financial information also does not project our results of operations or financial position for any future period or date, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, cost savings, or economies of scale that the combined company may achieve with respect to the combined operations. Specifically, the unaudited pro forma condensed combined statements of operations does not include projected synergies expected to be achieved as a result of the Transactions and any associated costs that may be required to be incurred to achieve the identified synergies. The unaudited pro forma condensed combined statements of operations also exclude the effects of costs of integration activities that may result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(in thousands, except shares and per share data)

Balance Sheet Pro Forma Adjustments

As of June 30, 2024

	Acacia Historical	Deflecto Historical	Transaction Adjustments		Financing Adjustments		Reclassification		Combined Pro Formas
Current assets:
Cash and cash equivalents	386,988	11,270	(59,898	)(D)	47,418	(C)			355,017
	-	-	(21,391	)(D)	-
			46	(B)
			(9,416	)(D)
Equity Securities	18,174	-	-		-				18,174
Equity securities without readily determinable fair value	5,816	-	-		-				5,816
Equity Method Investment	30,934	-	-		-				30,934
Accounts receivable, net	18,772	16,286	(581	)(B)	-				34,477
Inventories	12,289	18,642	762	(B)	-				31,693
Prepaid expenses and other current assets	20,961	2,635	1,803	(B)	-		-		25,399
Income tax receivable	-	82	(82	)(B)	-		-		-
Total current assets	493,934	48,915	(88,757)		47,418		-		501,510

Property, plant and equipment, net	2,315	13,187	9,130	(B)	-				24,632
Oil and natural gas properties, net	192,587	-	-		-				192,587
Goodwill	8,990	3,535	13,277	(B)	-				26,392
			592	(F)
Other intangible assets, net	36,017	24,614	6,490	(B)	-		-		67,121
Operating lease, right-of-use assets	1,639	9,890	(1,049	)(B)	-				10,480
Deferred income tax assets, net	13,854	-	4,850	(B)	-				18,370
			(335	)(F)
Other non-current assets	4,257	-	7,000	(H)	-				11,257
Total assets	753,593	100,141	(48,803)		47,418		-		852,349

Current liabilities:
Accounts Payable	3,191	9,011	(175	)(B)	-				12,027
Accrued expenses and other current liabilities	15,207	5,453	9,452	(B)	-		647	(A)	34,121
			3,363	(G)
Phantom equity liability			15,290	(I)					15,290
Current maturities of long-term debt	-	751	(751	)(B)	-				-
Current maturities of capital lease obligations	-	2,878	(264	)(B)	-				2,614
Accrued compensation	3,983	-	-		-				3,983
Royalties and contingent legal fees payable	4,869	-	-		-				4,869
Deferred revenue	911	-	-		-				911
Asset retirement obligation	1,543	-	-		-				1,543
Accrued loss contingency	14,500	-	-		-				14,500
Income tax payable	-	69	578	(B)	-		(647	)(A)	-
			-
Total current liabilities	44,204	18,162	27,492		-		-		89,858

Long-term debt, net	-	20,648	(20,648	)(D)	47,418	(C)			47,418
Asset retirement obligation	27,718	-	-		-				27,718
Long-term lease liabilities	1,447	7,124	(771	)(B)	-				7,800
Revolving credit facility	82,000	-	-		-				82,000
Deferred income taxes	-	2,072	365	(B)	-				2,516
			79	(F)
Other long-term liabilities	1,479	-	178	(F)	-				1,657
Total liabilities	156,848	48,006	6,695		47,418		-		258,967

Commitments and contingencies	-	-	-		-				-

Series A redeemable convertible preferred stock	-	-	-		-				-

Stockholder's equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	-	-	-		-				-
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 100,375,459 shares issued and outstanding as of June 30, 2024	100	-	-		-				100
Treasury stock, at cost, 16,183,703 shares as of June 30, 2024	(98,258)	-	-		-				(98,258)
Additional paid-in capital	907,215	126,736	(126,736	)(E)	-				907,215
Accumulated deficit	(248,361)	(72,217)	72,217	(E)	-				(251,724)
			(3,363	)(G)
Accumulated other comprehensive income	-	(2,384)	2,384	(E)	-				-
Total Acacia Research Corporation stockholders' equity	560,696	52,135	(55,498)		-				557,333

Noncontrolling interests	36,049	-	-		-				36,049

Total stockholders' equity	596,745	52,135	(55,498)		-				593,382

Total liabilities and stockholders' equity	753,593	100,141	(48,803)		47,418		-		852,349

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(in thousands, except shares and per share data)

Income Statement Pro Forma Adjustments

Twelve Months Ended December 31, 2023

	Acacia Historical	Revolution Acquisition	Acacia, as adjusted	Deflecto Historical	Transaction Adjustments		Financing Adjustments		Reclassifications		Combined Pro Formas
		(GG)
Revenues
Intellectual property operations	89,156	-	89,156	-							89,156
Industrial operations	35,098	-	35,098	-					131,754	(AA)	166,852
Energy operations	848	56,983	57,831	-							57,831
Net Sales	-	-	-	131,754					(131,754	)(AA)	-
Total revenues	125,102	56,983	182,085	131,754							313,839

Costs and expenses
Cost of revenues- intellectual property operations	34,164	-	34,164	-							34,164
Cost of revenues- industrial operations	18,009	-	18,009	-	4,365	(FF)			93,020	(AA)	115,394
Cost of revenues- energy operations	656	46,871	47,527	-							47,527
Costs of sales, excluding depreciation and amortization	-	-	-	93,020					(93,020	)(AA)	-
Engineering and development expenses- industrial operations	735	-	735	-					730	(AA)	1,465
Sales and marketing expenses- industrial operations	6,908	-	6,908	-					7,140	(AA)	14,048
Selling, general and administrative expenses	-	-	-	21,898					(21,898	)(AA)	-
Depreciation	-	-	-	3,676	(3,676	)(FF)			-		-
Amortization	-	-	-	2,973	(2,973	)(FF)			-		-
Advisory fees	-	-	-	642					(642	)(AA)	-
General and administrative expenses	43,694	365	44,059	-	3,363	(EE)			642	(AA)	62,092
									14,028	(AA)
Other	-	47	47	-							47
Total costs and expenses	104,166	47,283	151,449	122,209							274,737

Operating income (loss)	20,936	9,700	30,636	9,545							39,102

Other income (expense)
Equity securities investments:
Change in fair value of equity securities	31,423	-	31,423	-							31,423
(Loss) gain on sale of equity securities	(10,930)	-	(10,930)	-							(10,930)
Earnings on equity investment in joint venture	4,167	-	4,167	-							4,167
Net realized and unrealized gain (loss)	24,660	-	24,660	-							24,660
Change in fair value of the Series A and B warrants and embedded derivatives	8,241	-	8,241	-							8,241
Gain (loss) on foreign currency exchange	53	-	53	-							53
Interest expense	(1,930)	(7,542)	(9,472)	(2,307)			(3,791	)(BB)			(13,263)
							2,307	(DD)
Interest income and other, net	15,466	133	15,599	-							15,599
Interest income	-	-	-	40							40
Other income (expense)	-	-	-	(407)							(407)
Transaction expenses	-	-	-	(1,618)							(1,618)
Total other income (expense)	46,490	(7,409)	39,081	(4,292)							33,305
	-	-	-	-
Income (loss) before income taxes	67,426	2,291	69,717	5,253	(1,079)		(1,484)				72,407
Income tax benefit (provision)	1,504	(400)	1,104	-	(45	)(CC)			(2,503	)(AA)	(1,444)
Provision for income taxes	-	-	-	(932)	(1,571	)(HH)			2,503	(AA)	-
Net income (loss) including noncontrolling interests in subsidiaries	68,930	1,891	70,821	4,321							70,963
Net income (loss) attributable to noncontrolling interests in subsidiaries	(1,870)	(278)	(2,148)	-							(2,148)
Net income attributable to Acacia Research Corporation	67,060	1,613	68,673	4,321							68,815

Income (loss) per share
Net income attributable to common stockholders - Basic	55,140
Weighted average number of shares outstanding - Basic	75,296,025
Basic net income per common share	0.73

Net income attributable to common stockholders - Diluted	53,208
Weighted average number of shares outstanding - Diluted	92,411,818
Diluted net income per common share	0.58

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

(in thousands, except shares and per share data)

Income Statement Pro Forma Adjustments

Six Months Ended June 30, 2024

	Acacia Historical	Revolution Acquisition	Acacia, as adjusted	Deflecto Historical	Transaction Adjustments		Financing Adjustments		Reclassifications		Combined Pro Formas
		(EEE)
Revenues
Intellectual property operations	18,956	-	18,956	-							18,956
Industrial operations	15,176	-	15,176	-					65,688	(AAA)	80,864
Energy operations	16,026	18,507	34,533	-					-		34,533
Net Sales	-	-	-	65,688					(65,688	)(AAA)	-
Total revenues	50,158	18,507	68,665	65,688					-		134,353
	-	-	-	-
Costs and expenses	-	-	-	-
Cost of revenues- intellectual property operations	12,766	-	12,766	-							12,766
Cost of revenues- industrial operations	7,326	-	7,326	-	2,325	(FFF)			44,872	(AAA)	54,523
Cost of revenues- energy operations	11,353	13,865	25,218	-							25,218
Costs of sales, excluding depreciation and amortization	-	-	-	44,872					(44,872	)(AAA)	-
Engineering and development expenses- industrial operations	312	-	312	-					430	(AAA)	742
Sales and marketing expenses- industrial operations	2,942	-	2,942	-					3,818	(AAA)	6,760
Selling, general and administrative expenses	-	-	-	11,833					(11,833	)(AAA)	-
Depreciation	-	-	-	1,728	(1,728	)(FFF)					-
Amortization	-	-	-	1,563	(1,563	)(FFF)					-
Advisory fees	-	-	-	758					(758	)(AAA)	-
General and administrative expenses	22,304	439	22,743	-					758	(AAA)	31,086
									7,585	(AAA)
Other	-	-	-	-							-
Total costs and expenses	57,003	14,304	71,307	60,754							131,095
	-	-	-	-
Operating income (loss)	(6,845)	4,203	(2,642)	4,934							3,258
	-	-	-	-
Other income (expense)	-	-	-	-
Equity securities investments:	-	-	-	-
Change in fair value of equity securities	(31,445)	-	(31,445)	-							(31,445)
(Loss) gain on sale of equity securities	28,861	-	28,861	-							28,861
Net realized and unrealized gain (loss)	(2,584)	-	(2,584)	-							(2,584)
Legal liability fee	(12,856)	-	-	-							-
Change in fair value of the Series A and B warrants and embedded derivatives	-	-	-	-							-
Gain (loss) on foreign currency exchange	(88)	-	(88)	-							(88)
Interest expense	-	(2,232)	(2,232)	(999)			(1,896	)(BBB)			(4,128)
							999	(DDD)
Interest income and other, net	5,185	-	5,185	-							5,185
Interest income	-	-	-	17							17
Other income (expense)	-	-	-	29							29
Transaction expenses	-	-	-	-							-
Total other income (expense)	(10,343)	(2,232)	281	(953)							(1,569)
	-	-	-	-
Income (loss) before income taxes	(17,188)	1,971	(15,217)	3,981	966		(897)				(11,167)
Income tax benefit (provision)	8,170	(414)	7,756	-	(368	)(CCC)			505	(AAA)	7,893
Provision for income taxes	-	-	-	(505)					505	(AAA)	-

Net income (loss) including noncontrolling interests in subsidiaries	(9,018)	1,557	(7,461)	3,476							(3,274)
Net income (loss) attributable to noncontrolling interests in subsidiaries	386	(522)	(136)	-							(136)
Net (loss) income attributable to Acacia Research Corporation	(8,632)	1,035	(7,597)	3,476							(3,410)

Income (loss) per share
Net income (loss) attributable to common stockholders - Basic	(8,632)
Weighted average number of shares outstanding - Basic	99,912,854
Basic net income (loss) per common share	(0.09)

Net income (loss) attributable to common stockholders - Diluted	(8,632)
Weighted average number of shares outstanding - Diluted	99,912,854
Diluted net income (loss) per common share	(0.09)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, and presents the pro forma financial condition and results of operations of Acacia based upon the historical financial information of Acacia, Revolution, and Deflecto after giving effect to the Transactions and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, gives effect to the Transactions as if they had occurred on June 30, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 and six months ended June 30, 2024, give effect to the Transactions as if they had occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information has been prepared assuming both the acquisition of assets method of accounting (Revolution) and the business combination method of accounting (Deflecto) in accordance with GAAP. The accounting for asset acquisitions is accounted for by using a cost accumulation model, where the cost of the acquisition is allocated to the assets acquired on the basis of relative fair values. The accounting for business combinations is accounted for by using a fair value model, where the assets and liabilities acquired are recorded on the basis of their assumed fair values. The pro forma financial information is based on preliminary accounting conclusions and are subject to potential revisions with further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Acacia management considers this basis of presentation to be reasonable under the circumstances.

2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following adjustments were made related to the unaudited pro forma condensed combined balance sheet as of June 30, 2024:

A.	The following reclassifications were made to conform Deflecto’s financial statement presentation to Acacia’s financial statement presentation:

•	The reclassification of $0.6 million of Deflecto’s Income Tax Payable to Accrued Expenses and Other Current Liabilities.

B.	Reflects the preliminary purchase price allocation adjustments to record Deflecto’s assets and liabilities at their fair value based on the cash consideration conveyed. The table below summarizes the fair values of the assets and liabilities assumed.

Cash and cash equivalents	$11,316
Accounts receivable, net	$15,705
Inventories, net (inclusive of Fair Value step up)	$19,404
Prepaid expenses and other current assets	$4,438
Deferred income tax assets, net	$4,850
Real & personal property	$22,317
Right of use assets	$8,841
Other intangible assets, net	$31,104
Goodwill	$16,811
Total Assets	$134,786

Current lease liability	$2,614
Long-term lease liability	$6,353
Accounts payable	$8,836
Accrued expenses	$14,905
Income tax payable	$647
Deferred income taxes	$2,437
Total Liabilities	$35,792

C.	Reflects the drawdown of $48.0 million on the amended term loan, net of the debt issuance costs of $0.6 million which will be deferred and amortized over the term of the loan, which is set to mature in October 2029.

D.	Reflects the cash paid by Acacia to acquire Deflecto, inclusive of $59.9 million in cash paid to Deflecto’s former owners, $9.4 million in cash to fund escrow accounts, $21.4 million in existing debt payoff (inclusive of the Sellers Note) which was required to be paid off as a result of the acquisition under the terms of the debt agreements.

E.	Reflects the elimination of the Additional paid-in capital, Accumulated deficit, and Accumulated other comprehensive income not recognized as a part of the acquisition of Deflecto.

F.	Reflects the related income tax impact recognized as a result of the acquisition of Deflecto.

G.	Represents the $3.4 million of direct and incremental transaction costs expected to be incurred by Acacia related to the acquisition of Deflecto. These costs are non-recurring.

H.	Represents the $7.0 million indemnification asset recognized related to Canadian sales tax liabilities.

I.	Represents the $15.3 million in phantom equity payments due to certain executives owners of the Deflecto and required to be paid as a result of the acquisition under the terms of the phantom equity agreements.

3. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made related to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023:

AA.	The following reclassifications were made to conform Deflecto’s financial statement presentation to Acacia’s financial statement presentation:

•	The reclassification of $131.8 million of Deflecto’s Net Sales to Industrial Operations.

•	The reclassification of $93.0 million of Deflecto’s Cost of Sales, excluding Depreciation and Amortization to Cost of Revenues – Industrial Operations.

•	The reclassification of $7.1 million, $0.7 million, and $14.0 of Deflecto’s Selling, General, and Administrative Expenses to Sales and Marketing Expenses – Industrial Operations, Engineering and Development Expenses – Industrial Operations, and General and Administrative Expenses, respectively.

•	The reclassification of $0.6 million of Deflecto’s Advisory Fees to General and Administrative Expenses.

•	The reclassification of $2.5 million of Deflecto’s Provision for Income Taxes to Income Tax Benefit (Provision).

BB.	Reflects incremental interest expense related to the drawdown on the term loan, as presented at adjustment (C), calculated based on an estimated interest rate of 7.7%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in interest expense of $0.2 million for the year ended December 31, 2023. This adjustment also includes the amortization of debt issuance costs of $0.6 million over the estimated five-year period of the credit facility.

CC.	Reflects the $0.05 million tax impact of associated with the Transaction and Financing Adjustments based on the statutory tax rate on a jurisdiction-by-jurisdiction basis (21% in the United States, 25% in Canada, 21 % in the United Kingdom, 15% in China, and 25% in India). No tax benefit was recognized for transaction costs as they are non-deductible.

DD.	Reflects the $2.3 million of interest expense which will no longer be recognized as the associated debt was paid off in connection with the Transaction.

EE.	Represents the $3.4 million of direct and incremental transaction costs incurred by Acacia related to the acquisition of Deflecto. These costs are non-recurring.

FF.	Represents the elimination of the historical depreciation and amortization expense incurred by Deflecto of $3.7 million and $3.0 million, respectively, and recognition of depreciation and amortization expenses of $4.4 million expected to be incurred by Acacia as a result of the acquired fair value of the tangible and intangible assets acquired.

GG.	Reflects the pro forma adjustments made in connection with the acquisition of the Revolution assets and liabilities on April 17, 2024, as previously disclosed in the Company’s Form 8-K/A dated July 3, 2024.

HH.	Reflects the elimination of certain income tax valuation allowances that were recognized due to the cumulative income of the combined entities.

4. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments were made related to the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024:

AAA.	The following reclassifications were made to conform Deflecto’s financial statement presentation to Acacia’s financial statement presentation:

•	The reclassification of $65.7 million of Deflecto’s Net Sales to Industrial Operations.

•	The reclassification of $44.9 million of Deflecto’s Cost of Sales, excluding Depreciation and Amortization to Cost of Revenues – Industrial Operations.

•	The reclassification of $3.8 million, $0.4 million, and $7.6 of Deflecto’s Selling, General, and Administrative Expenses to Sales and Marketing Expenses – Industrial Operations, Engineering and Development Expenses – Industrial Operations, and General and Administrative Expenses, respectively.

•	The reclassification of $0.8 million of Deflecto’s Advisory Fees to General and Administrative Expenses.

•	The reclassification of $0.5 million of Deflecto’s Provision for Income Taxes to Income Tax Benefit.

BBB.	Reflects incremental interest expense related to the drawdown on the revolving credit facility, as presented at adjustment (C), calculated based on an estimated interest rate of 7.7%. An increase or decrease in the interest rate of 50 basis points would result in an increase or decrease in interest expense of $0.1 million for the six months ended June 30, 2024. This adjustment also includes the amortization of debt issuance costs of $0.6 million over the estimated five-year period of the credit facility.

CCC.	Reflects the $0.4 million tax impact of associated with the Transaction and Financing Adjustments based on the statutory tax rate on a jurisdiction-by-jurisdiction basis (21% in the United States, 25% in Canada, 21 % in the United Kingdom, 15% in China, and 25% in India). No tax benefit was recognized for transaction costs as they are non-deductible.

DDD.	Reflects the $1.0 million of interest expense which will no longer be recognized as the associated debt was paid off in connection with the Transaction.

EEE.	See Note 6 for discussion of the impact of the previous acquisition of the Revolution assets and liabilities on April 17, 2024, as previously disclosed in the Company’s Form 8-K/A dated July 3, 2024.

FFF.	Represents the elimination of the historical depreciation and amortization expense incurred by Deflecto of $1.7 million and $1.6 million, respectively, and recognition of depreciation and amortization expenses of $2.3 million expected to be incurred by Acacia as a result of the acquired fair value of the tangible and intangible assets acquired.

5. Unaudited Pro Forma Net Income Per Share

Acacia computes unaudited pro forma basic net income per share attributable to common stockholders using the two-class method required for capital structures that include participating securities. Under the two-class method, securities that participate in non-forfeitable dividends, such as the Acacia’s outstanding unvested restricted stock and Series A Redeemable Convertible Preferred Stock, are considered participating securities and are allocated a portion of the Acacia’s earnings.

Unaudited basic net income per share of common stock is computed by dividing unaudited pro forma net income attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Unaudited pro forma diluted net income per share of common stock is computed by dividing unaudited pro forma net income attributable to common stockholders by the weighted average number of common and dilutive common equivalent shares outstanding for the period using the treasury stock method or the as-converted method, or the two-class method for participating securities, whichever is more dilutive.

For the Twelve Months Ended
(In thousands, except share and per share data)	December 31, 2023
Numerator
Pro forma net profit (loss) - basic and diluted	68,815
Less:
Dividend on Series A redeemable convertible preferred stock	(1,400)
Accretion of Series A redeemable convertible preferred stock	(3,230)
Return on Settlement of Series A redeemable convertible preferred stock	(3,377)
Undistributed earnings allocated to participating securities	(4,029)
Net earnings (loss) allocated to common shares	56,779

Denominator
Pro forma weighted average shares of common stock outstanding - basic	75,296,025
Pro forma basic earnings (loss) per share	0.75
Add:
Interest expense associated with Starboard Notes	1,518
Undistributed earnings allocated to participating securities	4,029
Less:
Change in fair value and gain on exercise of dilutive Series B warrants	(4,287)
Reallocation of undistributed earnings to participating securities	(3,172)
Net earnings (loss) allocated to common shares - diluted	54,867

Denominator
Pro forma weighted average shares of common stock outstanding - basic	92,411,818
Pro forma basic earnings (loss) per share - diluted	0.59

For the Six Months Ended
(In thousands, except share and per share data)	June 30, 2024
Numerator
Pro forma net profit (loss) - basic and diluted	(3,410)
Less:
Dividend on Series A redeemable convertible preferred stock	-
Accretion of Series A redeemable convertible preferred stock	-
Net earnings (loss) allocated to common shares	(3,410)
Net earnings (loss) allocated to common shares - diluted	(3,410)

Denominator
Pro forma weighted average shares of common stock outstanding - basic	99,912,854
Pro forma basic earnings (loss) per share	(0.03)

Denominator
Pro forma weighted average shares of common stock outstanding - basic	99,912,854
Pro forma basic earnings (loss) per share - diluted	(0.03)

6. Pro Forma Adjustments for Revolution Acquisition

The results of operations of Revolution are recorded in Acacia’s financial statements effective April 18, 2024 (the day post-closing) and therefore we have reflected adjustments to the unaudited pro forma condensed combined statements of operations for the period ended June 30, 2024 to reflect the pre-acquisition period.

Financial Statement Line Item	January 1, 2024 through March 31, 2024	April 1, 2024 through April 17, 2024	Adjustments		January 1, 2024 through April 17, 2024
Energy operations	$15,501	$3,006	$-		$18,507
Cost of revenues -energy operations	$9,931	$1,412	$2,522	(1)	$13,865
General and administrative expense	$439	$-	$-		$439
Other	$235	$-	$(235	)(2)	$-
Interest expense	$(1,374)	$-	$(858	)(3)	$(2,232)
Interest income and other, net	$(715)	$-	$715	(4)	$-
Income tax expense					$(414	)(5)
Net income attributable to noncontrolling interests in subsidiaries					$(522	)(6)

(1)	Represents the increase in depletion and amortization of the acquired oil and gas properties acquired as a result of an increase in the allocation fair value as previously disclosed in the Company’s Form 8-K/A dated July 3, 2024.

(2)	The loss on the divestiture of the oil and gas properties which took place prior to the acquisition of the Revolution assets is not attributable to the oil and gas properties acquired and therefore not recognized.

(3)	Represents the net increase in interest expense as a result of the payoff of the previous loan and drawdown on the new debt as previously disclosed in the Company’s Form 8-K/A dated July 3, 2024.

(4)	The loss on derivatives is not attributable to the oil and gas properties which were acquired and therefore not recognized.

(5)	Represents the income tax expense recognized at the Corporate Statutory tax rate of 21%.

(6)	Represents the net income attributable to noncontrolling interest. As previously disclosed in the Company’s Form 8-K/A dated July 3, 2024, Acacia has a 73.5% interest in Benchmark, the majority-owned subsidiary of Acacia which was the acquiror of the Revolution assets.